Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 81 to the Registration Statement on Form N-1A of Fidelity Securities Fund: Fidelity Blue Chip Value Fund, Fidelity Dividend Growth Fund, Fidelity Leveraged Company Stock Fund, Fidelity Growth & Income Portfolio, Fidelity Small Cap Value Fund, Fidelity International Real Estate Fund and Fidelity Small Cap Growth Fund of our report dated September 22, 2008 on the financial statements and financial highlights included in the July 31, 2008 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We further consent to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

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/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts
September 25, 2008